UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 – Other Events

Item 8.01 Other Events

On December 1, 2005 YUM! Brands, Inc. issued a press release reporting Period 12 sales for its portfolio of International, China and U.S. businesses. The Company also confirmed its earnings per share guidance for 2005 and discussed its 2006 forecast.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 1, 2005 from YUM! Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: December 2, 2005	/s/ Ted F. Knopf
Senior Vice President of Finance
and Corporate Controller
(Principal Accounting Officer)

(Exhibit 99.1)

Yum! Brands Inc. to Host Annual Investor Conference;

Confirms 2005 EPS Guidance; Details 2006 Expectations and Announces Period 12 Sales

Louisville, Ky. (December 1, 2005) — Yum! Brands Inc. (NYSE: YUM) will host an Annual Conference for Investors and Analysts Tuesday, December 6, 2005, in New York. The company will present comprehensive updates on its business strategies and discuss its global expansion outlook for the next three years. Additional details about the conference are included at the end of this release.

Additionally, the company

•	Confirms 12% growth in 2005 earnings per share (EPS) of $2.64 prior to special items and adopting SFAS123R, stock option expensing.
•	Targets at least 10% growth in 2006 EPS to at least $2.90 excluding the impact of adopting SFAS123R, which is estimated to reduce full-year EPS by $0.12.

The company also reported for Period 12 . . .

•	Estimated Yum! Restaurants International Division system sales increased 3% in U.S. dollars and prior to conversion to U.S. dollars.
•	Estimated China Division system sales increased 1% in U.S. dollars, or decreased 1% prior to conversion to U.S. dollars.
•	Estimated U.S. blended same-store sales at company restaurants increased +6% versus last year (Taco Bell, +9%; Pizza Hut, (3)%; KFC, +11%).

“The content of the meeting will demonstrate the power of YUM’s global portfolio of brands and major opportunities for global expansion. We look forward to sharing the significant progress we have made executing our key strategies and building value. The results of our execution include: 4% U.S. blended same-store-sales growth, fifth straight year of opening 1,000+ new restaurants outside the United States and industry-leading ROIC of 18%.

“Over the long term, we are confident we can continue to grow EPS at least 10% each year by executing our unique strategies and maintaining our value-building focus and discipline.

“For 2005, we expect to grow EPS 12%, exceeding our target of at least 10%. Our global portfolio and global expansion continue to consistently drive strong results in spite of a slower than expected sales recovery in mainland China. Sales there have been impacted recently by consumers’ concerns about avian flu, despite the fact that the World Health Organization and other health experts have stated that properly cooked chicken is perfectly safe to eat. Even in this environment, our EPS expectation remains $0.78 per share for the fourth quarter given the balance of our global portfolio. Our confidence is driven by better-than-expected same-store-sales growth in the U.S.A. and strong performances by our international franchise markets,” said David Novak, Chairman and Chief Executive Officer.

Full-Year 2006 Forecast

The company expects . . .

•

Worldwide system-sales growth of +5% to +6%; International Division system-sales growth of at least +5% (local currency basis); China Division system-sales growth of at least +22%, and U.S. system-sales growth of +3% to +4%. These growth rates are prior to the impact of lapping the fifty-third week in 2005. Including the fifty-third week, growth rates for 2006 would be reduced by 1% in the worldwide, U.S. and International divisions.

•

Worldwide revenue growth of +4% to +5%; China Division, +20%; International Division, at least 1%; and U.S., +1% to +2%. These growth rates are prior to the impact of lapping the fifty-third week in 2005. Including the fifty-third week, growth rates for 2006 would be reduced by 1% in the worldwide, U.S. and International Division. Refranchising activity for 2005 negatively impacts the growth rates. Additional refranchising activity in 2006 will negatively impact this growth rate.

•	U.S. blended same-store-sales growth at company restaurants in the range of +2% to +3%.
•	At least 1,500 new system restaurants to be opened worldwide:
•	750 new International Division restaurants
•	400 new China Division restaurants
•	350 new U.S. restaurants
•	International Division net-restaurant expansion to be at least +3%.
•	The U.S. restaurant base is expected to decrease slightly versus 2005.
•	Five hundred fifty (550) multibrand restaurant additions for the U.S. system, including conversions of existing restaurants, rebuilds, and new builds.
•

Continued growth in franchise fees of at least 5% resulting from worldwide restaurant expansion and same-store-sales growth. Refranchising during 2006, as it occurs, will add further growth. Historically, worldwide franchise fees have grown +8% per year on average since 1998 as a result of worldwide restaurant expansion, same-store-sales growth, and the impact of refranchising.

•	Worldwide restaurant margin slightly favorable versus 2005, with improvement expected in each division.
•	General and administrative costs will increase versus 2005 by approximately +1% with increased China spending to support brand expansion. Franchise and license expense will be even.
•	Interest expense will be up $10 to $15 million versus 2005 primarily due to higher rates and increased borrowing.
•	Closure and impairment charges of $45 to $50 million. Refranchising gains are expected to be $0 to $15 million.
•

No net impact from foreign currency conversion on operating profit for the full year. This assumes $10 million of benefit in the China Division offset by $10 million of negative impact for the International Division. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company’s international business.

•	Average shares outstanding to be in a range of 285 to 290 million shares.
•	Effective tax rate of 26% to 28%.
•	Return on invested capital to remain at about 18%.
•

Capital expenditures to be about $675 million. Pretax refranchising and surplus PP&E proceeds of $200 million are expected, resulting in net capital spending of about $475 million being invested in the business.

•	Additional refranchising in the U.S.A. will reduce company ownership from the current level of 26% to 20% over the next two years.

During 2006, the company will provide additional annual guidance for these preceding items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2006 remain in effect.

Full-Year EPS Outlook

	Annual Outlook
	Forecast 2005	Actual 2004	Incr/(Decr)
EPS prior to Special Items	$2.64	$2.36	+12%
Special Items EPS	$0.01	$0.06	NM
Reported EPS prior to SFAS123R	$2.65	$2.42	+10%

Note: This forecast is prior to the impact of adopting SFAS123R, expected to total $0.12 impact to full-year EPS.

Adoption of SFAS123R Reconciliation

	Q4 2005	Forecast 2006
EPS Prior to SFAS123R	$0.78	$2.90
Expected SFAS123R impact	$(0.04)	$(0.12)
Reported EPS	$0.74	$2.78

We will adopt SFAS123R, “Share-Based Payment,” in the fourth quarter of 2005. The adoption will be retroactive to the beginning of 2005, and then we will adjust previously recorded figures for the first three quarters of 2005. We estimated the adoption of SFAS123R will reduce 2005 EPS by $0.12, with similar impact in 2006.

The estimated 2005 pre-tax dollar impact is approximately $56 million, with $9 million in restaurant-level expense and $47 million in G&A expense. Actual option expensing impact for 2005 will be reported with the company’s fourth-quarter earnings February 6, 2006.

Quarterly EPS Forecast

The company will no longer provide quarterly EPS outlooks. We will provide updates at the end of each quarter on our progress towards the full-year targets previously noted in this release. The volatility of our quarterly income tax rate and the timing of refranchising transactions (gains/losses) make it particularly difficult to predict quarterly EPS results. As always, we will provide updates on sales performance every period (four weeks).

Period 12 Sales

Period 12 estimated Yum! Restaurants International Division system sales increased 3% prior to foreign currency conversion and after conversion to U.S. dollars. Period 12 estimated China Division system sales decreased (1)% prior to foreign currency conversion and increased 1% after conversion to U.S. dollars. Estimated U.S. blended same-store sales at company restaurants were +6% versus last year for the comparable four-week period ended November 26, 2005 (Period 12).

Yum! Restaurants International Division System-Sales Growth (Estimated)

	Current Year Reported (U.S.$)	Current Year Local Currency Basis	Prior Year Local Currency Basis
Period 12	+3%	+3%	+6%
Q4 to Date	+6%	+4%	+7%
Year to Date	+9%	+5%	+7%

Yum! China Division System-Sales Growth (Estimated)

	Current Year Reported (U.S.$)	Current Year Local Currency Basis	Prior Year Local Currency Basis
Period 12	+1%	(1)%	+16%
Q4 to Date	+9%	+7%	+20%
Year to Date	+11%	+10%	+23%

Note: For the purpose of this sales release, like calendar months have been compared.

U.S. Company Same-Store Sales Growth (Estimated)

	Period 12	Prior Year	Q4 to Date	Prior Year
U.S. BLENDED	+6%	+1%	+5%	+2%
Taco Bell	+9%	+5%	+7%	+4%
Pizza Hut	(3)%	+3%	(1)%	+5%
KFC	+11%	(7)%	+8%	(4)%

2005 Period 12 End Dates
International Division	10/31/2005
China Division	11/30/2005
U.S. Business	11/26/2005

2005 Period 13 End Dates
International Division	11/30/2005
China Division	12/31/2005
U.S. Business	12/31/2005

Period 13 Sales Release

Sales results for Period 13 (the four-week period ending December 31, 2005), will be released January 5, 2006, before market hours.

2005 Annual Conference for Investors & Analysts

Tuesday, December 6, Yum! Brands will host the company’s Annual Conference for Investors and Analysts from approximately 8:00 a.m. to 1:00 p.m. EST, at The St. Regis Hotel in New York. Online registration is required before 5:00 p.m. EST Friday, December 2. To register, please access the link to the conference online registration at www.yum.com . Click on “Register Now” under “Analyst/Investor Upcoming Events.”

If you have questions, please call Yum! Brands Investor Relations at 888/298-6986

Conference Webcast Information

Yum! Brands will webcast the company’s Annual Conference for Investors and Analysts, beginning at 8:30 a.m. EST, Tuesday, December 6, 2005. Interested parties can access the webcast by logging on to www.yum.com and clicking on the link provided.

Conference Presentation Available

A copy of the presentations from the Annual Conference for Investors and Analysts will be posted on the Company’s Web site, www.yum.com/investors , Wednesday, December 7, 2005.

Notes and Definitions for Terms Used in This Document

International Division includes all operations outside the U.S., with the exception of those reported in the China Division. Currently, the International Division includes more than 11,000 system restaurants in 100 countries and territories. The International Division’s period close remains one period earlier than the company’s period-end date to facilitate consolidated reporting.

China Division includes mainland China, Thailand, and KFC Taiwan. Based on restaurant counts at the end of the third-quarter 2005, the China Division includes 1,657 restaurants in mainland China, 370 restaurants in Thailand, and 132 KFC restaurants in Taiwan.

For 2005, we have moved forward mainland China’s business reporting calendar one period to more closely align the timing of reporting its results of operations with our U.S. business.

For purposes of this sales release, we have compared calendar months included in China Division’s current reporting calendar with those same months last year. However, for purposes of quarterly financial reporting, we will compare 2005 results with previously reported 2004 results. The 2004 results for mainland China reflect a lag of one period. For example, fiscal fourth-quarter 2005 results for mainland China will end December 31, 2005. Last year’s fourth-quarter results ended November 30, 2004.

System-sales growth for our International and China businesses includes total sales from all restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated affiliate (joint-venture) restaurants. Sales of franchise, unconsolidated affiliate (joint-venture) and license restaurants generate franchise and license fees for the company (typically at a royalty rate of 4% to 6% of sales). Franchise, unconsolidated affiliate (joint-venture) and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the franchise fees (which include on-going royalties and initial fees) are included in the company’s revenues. We believe system-sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all our revenue drivers, company and franchise same-store sales as well as new-restaurant development.

U.S. blended same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W restaurants are not included. U.S. systemwide same-store-sales results including franchise restaurants are reported quarterly within the company’s earnings release and include KFC, Pizza Hut, Taco Bell, Long John Silver’s and A&W restaurants.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,100 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. The company has been recognized in Black Enterprise Magazine as one of the “30 Best Companies for Diversity” and for the past three years in Fortune’s “Top 50 Employers for Minorities.”

Analysts and shareholders are invited to contact

Tim Jerzyk, Vice President Investor Relations, 888/298-6986

Individual shareholders are invited to contact

Quan Nghe, Director Investor Relations, 888/298-6986

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations, 502/874-8200